  EXHIBIT 1
  JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the Schedule 13G to which this agreement is attached and to the joint filing of all amendments thereto.

            This agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories has executed one counterpart.

Dated: February 14, 2012

JLL PATHEON HOLDINGS, COOPERATIEF U.A.

By:	/s/ Ramsey Frank
Name: Ramsey Frank
Title: Authorized Signatory

JLL PATHEON HOLDINGS, LLC

By:	/s/ Ramsey Frank
Name: Ramsey Frank
Title: Sole Manager

JLL PARTNERS FUND V (PATHEON), L.P.

By its General Partner, JLL Associates V (Patheon), L.P.

By its General Partner, JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Managing Director

JLL ASSOCIATES V (PATHEON), L.P.

By its General Partner, JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Managing Director

JLL ASSOCIATES G.P. V (PATHEON), LTD.

By:	/s/ Paul S. Levy
Name: Paul S. Levy
Title: Managing Director

/s/ Paul S. Levy
Paul S. Levy

/s/ Ramsey A. Frank
Ramsey A. Frank

/s/ Eugene Hahn
Eugene Hahn

/s/ Michael J. Schwartz
Michael J. Schwartz

/s/ Frank J. Rodriguez
Frank J. Rodriguez

/s/ Alexander R. Castaldi
Alexander R. Castaldi

/s/ Kevin T. Hammond
Kevin T. Hammond

/s/ Michel Lagarde
Michel Lagarde

/s/ Brett N. Milgrim
Brett N. Milgrim

/s/ Thomas Taylor
Thomas S. Taylor

/s/ Daniel Agroskin
Daniel Agroskin

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